Exhibit 99.1

    American Physicians Capital, Inc. CEO William B. Cheeseman to Participate In Panel at Sandler O'Neill's Insurance Conference on September 16, 2003

    EAST LANSING, Mich., Sept. 9 /PRNewswire-FirstCall/ -- American Physicians Capital, Inc. (APCapital) (Nasdaq: ACAP) President and CEO William B. Cheeseman will participate in a panel discussion at the Sandler O'Neill Insurance Conference on Sept. 16, 2003 from 7:45 a.m. to 8:45 a.m. EDT. This event will take place at the Grand Hyatt New York in New York City.

    Cheeseman will participate in a medical malpractice panel with executive officers from other insurance carriers to discuss the issues impacting this sector. A question and answer session will follow the panel discussion.

    This event will be webcast live on the Internet. Listeners can access this broadcast through APCapital's website at www.apcapital.com or through Sandler O'Neill's website at www.sandleroneill.com . Listeners should go to either website at least 15 minutes prior to the event to register, download and install any necessary software. Interested investors may also listen to the live event by dialing 1-800-239-8730 and reference the "Sandler O'Neill Conference" and choose Session 1. A telephone replay will not be provided. For those unable to listen to the live broadcast, the webcast will be archived for 30 days following the live event beginning on Sept. 18, 2003 at the above listed Web addresses.

    A copy of the PowerPoint(R) presentation will be made available on APCapital's website at www.apcapital.com on Sept. 16, 2003, and archived for thirty days thereafter. To access the presentation, go to the "For Investors" section and click on "Audio Links/Presentations."

    American Physicians Capital, Inc. is a national provider of medical professional liability coverage and workers' compensation, through American Physicians Assurance Corporation and its other subsidiaries. The group of companies is rated A- (Excellent) by A. M. Best and A- by Standard & Poor's. Further information about the companies is available on the Internet at www.apcapital.com .

SOURCE  American Physicians Capital, Inc.
    -0-                             09/09/2003
    /CONTACT:  Ann Storberg, Investor Relations of
      American Physicians Capital, Inc., +1-517-324-6629/
    /First Call Analyst: /
    /FCMN Contact: astorberg@acaponline.com /

    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20020123/ACAPLOGO
              PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.apcapital.com
                http://www.sandleroneill.com /
    (ACAP)

CO:  American Physicians Capital, Inc.
ST:  Michigan, New York

IN:  HEA INS MTC
SU:  CCA MAV